                                                                 Exhibit 10.3(8)

                                THIRD AMENDMENT
                                       TO
                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
              (As Amended and Restated Effective October 1, 1989)


     A. H. Belo Corporation, a Delaware corporation (the "Company"), pursuant to authority of the Compensation Committee of the Board of Directors, adopts the following amendments to the A. H. Belo Corporation Employee Savings and Investment Plan (the "Plan").

     1. The first sentence of Section 1.8 of the Plan ("Compensation") is amended in its entirety effective as of January 1, 1997, to read as follows:

           "Compensation" means the base pay, overtime pay, shift differential pay, premium pay, bonuses and commissions paid to an Employee by the Participating Employers for services performed for the Participating Employers, excluding any other form of remuneration.

     2. Section 1.8 of the Plan ("Compensation") is further amended by the addition of the following sentence, effective as of June 2, 1997:

      The annual Compensation of an Employee who is covered by a collective bargaining agreement will also be subject to any applicable limit on the amount of such Compensation that may be taken into account for purposes of the Plan.


     3. Section 1.31 of the Plan ("Year of Service") is amended by the addition of the following paragraph, effective as of June 2, 1997:

           An Employee who became an employee of KMOV-TV, Inc.
      (formerly, Third Avenue Television, Inc.) on June 2, 1997, and who immediately prior to that date was an employee of Viacom
      Broadcasting of Missouri, Inc. ("Viacom") will receive credit for an Hour of

      Service for each hour for which such Employee was paid or entitled to be paid by Viacom or any affiliate of Viacom determined in accordance with Section 1.17 and will receive credit for his period of employment with Viacom or any affiliate of Viacom calculated in the same manner as if it had been employment with a Controlled Group Member.

      4. The last paragraph of Section 1.31, relating to employees of Owensboro Messenger-Inquirer, Inc., is amended by changing the date "January 5, 1996" to "January 1, 1996."

      5. Section 2.1(iv) of the Plan, relating to special eligibility rules for employees of Owensboro Messenger-Inquirer, Inc., is amended by changing the date "January 4, 1996" to "December 31, 1995," and by changing the date "January 5, 1996" in each place it appears to "January 1, 1996."

      6. Section 2.1 of the Plan ("Eligibility to Participate") is amended by the addition of the following paragraph, effective as of June 2, 1997:

           (v) Each Employee of KMOV-TV, Inc. (formerly, Third Avenue Television, Inc.) who on June 1, 1997, was making deferral contributions to a section 401(k) plan of Viacom Broadcasting of Missouri, Inc. will become a Participant as of the first payroll period beginning after June 2, 1997. Each other Employee of KMOV-TV, Inc. who on June 2, 1997, had satisfied the age and service requirements of this Section for eligibility to participate will become a Participant as of the first payroll period beginning on or after July 1, 1997.

      7. Article 2 of the Plan ("Participation") is amended by the addition of the following section, effective as of December 12, 1994:

           2.4 Veterans' Reemployment Rights.

               (a) Service Credit. An Employee who returns to employment with a Controlled Group Member following a period of Qualified Military Service (as hereinafter defined) will not be treated as having incurred any One Year Breaks in Service because of his period of Qualified Military Service. In addition, each period of Qualified Military Service will, upon reemployment with a Controlled
      Group Member, be deemed to be employment with such Controlled Group
      Member for purposes of the Plan.

               (b) Compensation. An Employee described in subsection (a) above will be treated for Plan purposes as having received compensation from the Controlled Group Member during each period of Qualified Military Service equal to (i) the compensation the Employee would have received during such period of Qualified Military Service if he were not in Qualified Military Service, based on the rate of pay the Employee would have received from the Controlled Group Member but for his absence during the period of Qualified Military Service or (ii) if the compensation the Employee would have received during his period of Qualified Military Service is not reasonably certain, the Employee's average compensation from the employer during the 12-month period immediately preceding the Qualified Military Service, or if shorter, during the period of employment immediately preceding the Qualified Military Service.

               (c) Qualified Military Service. For purposes of the Plan, the term "Qualified Military Service" means service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act ("USERRA"), provided the Employee is entitled under USERRA to reemployment rights with a Controlled Group Member and the Employee returns to employment with the Controlled Group Member within the period in which such reemployment rights are guaranteed.

               (d) Make-Up Contributions. Pursuant to procedures adopted from time to time by the Committee, an Employee described in subsection (a) above may elect additional Deferral Contributions and will receive an allocation of additional Participating Employer matching contributions for the period of his Qualified Military Service. Such additional Deferral Contributions and Participating Employer matching contributions may be made during the period beginning on the date of the Employee's reemployment and ending on the date that is five years later or, if less, during the period that is three times the Employee's period of Qualified Military Service, which period will begin on the Employee's date of reemployment. An Employee's Deferral Contributions and allocation of Participating Employer matching contributions made pursuant to this Section will be subject to the limitations of the

      Plan and the Code applicable to the years of the Employee's period of Qualified Military Service, except that the Average Deferral Percentage and Average Contribution Percentage limitations described in Article 10 will not be recalculated for such years and will be determined for the Plan Years in which the make-up Deferral Contributions and Participating Employer matching contributions are made without regard to such make-up Deferral Contributions and Participating Employer matching contributions.


      8. Section 3.2(a)(ii) of the Plan, relating to employer matching contributions, is amended by the addition of the following sentence, effective as of June 2, 1997:

      Notwithstanding the foregoing, the Participating Employers will not make a matching contribution for any Employee of KMOV-TV, Inc. who is covered by collective bargaining agreement with the Directors Guild of America, Inc., the International Brotherhood of Electrical Workers, Local Union No. 4, or the United Scenic Artists, Local Union No. 829, of the Brotherhood of Painters and Allied Trades, AFL-CIO, unless and until the terms of such collective bargaining agreement, as amended or renewed from time to time, permit employer matching contributions to be made. In no event will the matching contribution made for such an Employee exceed the amount of matching contributions permitted under such collective bargaining agreement.

      9. Section 6.1(c) of the Plan ("Participant Consent to Certain Payments") is amended by the addition of the following provisions after the first sentence of Section 6.1(c) effective as of January 1, 1997:

      A distribution may be made less than 30 days after the Participant has been furnished an explanation of his distribution options provided that
      (i) the Committee clearly informs the Participant that he has the right to consider whether to accept a distribution and whether to consent to a particular form of distribution for at least 30 days after he has been provided the relevant information, (ii) the Participant affirmatively elects to waive the 30-day notice period and receive a distribution, and
      (iii) with respect to a distribution to which Code section 417 applies, the Participant is permitted to revoke the election and make a new election at any time prior to the later of the date of distribution or the expiration of the seven-day period after the explanation of distribution options is provided to the Participant.

      10. Effective for Plan Years beginning after December 31, 1996, there are deleted from the Plan the definition of "Family Member" in Section 10.2(l) and the provisions referring to family members or otherwise requiring family aggregation that appear in Sections 1.8 ("Compensation"), 10.2(n) ("Includable Compensation"), 10.2(q) ("Nonhighly Compensated Employee") 10.2(u) ("Compensation") and 10.8(d) ("Aggregation Rules").

      11. Section 10.2(m) of the Plan ("Highly Compensated Employee") is amended by the addition of the following paragraph:

           For Plan Years beginning after December 31, 1996, the term "Highly Compensated Employee" means an Employee who was a 5-percent owner of a Controlled Group Member at any time during the Plan Year or the preceding Plan Year had Compensation in excess of $80,000 (as adjusted pursuant to Code Section 415(d)) and, if the Company elects, was in the top-paid group of Employees for the preceding Plan Year.

      12. Section 10.2(n) of the Plan is amended in its entirety to read as follows effective as of January 1, 1997, except as otherwise provided:

           (n) "Includable Compensation" means an Employee's wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to a Participant by the Participating Employers. In addition, effective for Plan Years beginning after December 31, 1997, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125.

      13. Section 10.5 of the Plan ("Aggregate Benefit Limitation") is amended by the addition of the following sentence as the first sentence of such
Section:

      The provisions of this Section will apply to Plan Years ending before January 1, 2000.

      14. Section 10.6(c) of the Plan is amended in its entirety effective for Plan Years beginning after December 31, 1996, to read as follows:

           (c) Reduction of Excess Deferral Contributions. If, for any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection (a) above, the Deferral Percentage for such Participants will be reduced by distributing the excess Deferral Contributions to such Participants. Distribution of excess Deferral Contributions will be made on the basis of the amount of Deferral Contributions made by or on behalf of Participants who are Highly Compensated Employees, beginning first with such Participants whose dollar amount of Deferral Contributions is the highest, until the limitation in subsection (a) is satisfied. All distributions under this subsection will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The amount of excess Deferral Contributions distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any Deferral Contributions previously distributed to the Participant for the same Plan Year pursuant to Section 3.1(c).

      15. Section 10.7(b) of the Plan is amended in its entirety effective for Plan Years beginning after December 31, 1996, to read as follows:

           (b) Reduction of Excess Matching Contributions. If, for any Plan Year, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection (a) above, the Contribution Percentage for such Participants will be reduced by distributing the excess Matching Contributions to such Participants. Distribution of excess Matching Contributions will be made on the basis of the amount of Matching Contributions made by or on behalf of Participants who are Highly Compensated Employees, beginning first with such Participants whose dollar amount of Matching Contributions is the highest, until the limitation in subsection (a) is satisfied. All distributions under this subsection will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.

      16. Appendix A to the Plan ("Participating Employers") is amended by revising the dates of participation of DFW Suburban Newspapers, Inc. as follows:


                         DFW Suburban Newspapers, Inc.
                      (for the period from April 1, 1994,
                 through December 31, 1994; and for the period
                         beginning on January 1, 1997).


     Executed at Dallas, Texas, this 24th day of July, 1997.


                                    A. H. BELO CORPORATION



                                    By  /s/ MICHAEL J. MCCARTHY
                                       ---------------------------------------
                                       Name:  Michael J. McCarthy

                                       Title: Senior Corporate Vice President/
                                                 General Counsel and Secretary